EXHIBIT 10.29

UNUMPROVIDENTSM [logo]

ADVANTAGE I
Specimen Contract
LONG TERM CARE INSURANCE
TAX QUALIFIED PLANS

This specimen is not intended to replace the filed contract

Unum Life Insurance Company of America 2211 Congress Street Portland, ME 04122 www.unumprovident.com

A-36000

(5-02)

UNUM PROVIDENTSM [logo]

Individual Long Term Care Insurance Policy
Sample Policy May Vary in Different States

Long Term Care Insurance Policy

This policy is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code of 1986.

Individual Long Term Care Insurance Summary of Benefits

Unum Life Insurance Company of America (referred to as “we”, “our” and “us”) is pleased to issue this insurance policy to You. This policy provides nursing home benefits under stated conditions. Please refer to the policy provisions where we tell You when and how we will pay benefits. You will find an index of these provisions on Page 2. THIS IS A LIMITED BENEFIT HEALTH INSURANCE POLICY - PLEASE READ IT CAREFULLY.

Tax Qualified Plan	This Policy is Guaranteed Renewable We Have a Limited Right to Change Premiums

You may renew this policy on each Policy Anniversary by paying each premium before its Grace Period ends. We reserve the right to change premiums for this policy. To do so, we must change the premiums for all similar policies issued in Your state on this policy form. Any change in premium will be effective on Your Policy Anniversary Date. We will send You written notice at least 31 days in advance.

30 Day Right to Examine Your Policy

You may cancel this policy for any reason within 30 days after it is delivered to You or Your representative. Simply return the policy, within 30 days of its receipt, to us at our Home Office. If this is done, the policy will be canceled from the beginning and all of the premium paid will be refunded.

Important Caution About Your Application

Caution: We issued this policy based upon medical and other questions You answered in Your application. A copy of Your application is attached. If, for any reason, any of Your answers are incorrect or untrue, contact us immediately at the address stated below, to the attention of the Long Term Care Division. If any of Your answers are incorrect or untrue, we may deny Your benefits or void this policy. The best time to clear up any questions is now, before a claim arises!

THIS POLICY IS NOT A MEDICARE SUPPLEMENT POLICY. If You are eligible for Medicare, review the Guide to Health Insurance for People with Medicare available from us.

NOTICE TO BUYER: This policy may not cover all costs associated with long term care incurred by You during the period of coverage. You are advised to review carefully all policy limitations.

This policy becomes effective on the Effective Date shown in the Policy Schedule, provided the first modal premium is paid.

[SIGNATURE] Secretary	[SIGNATURE] President

Unum Life Insurance Company of America

Portland, Maine 04122

(Provisions may vary in certain states)

                                                        LTC 94Q

5100-97 (3-98)

Index of Policy Provisions

Renewal	1

Thirty Day Right to Examine Policy	1

Policy Schedule	5

Terms You Should Know	7

Benefit Information	10

Monthly Benefit

Bed Reservation Provision

Rehabilitation and Alternate Care Plans

Limitations and Exclusions	12

Plan Exclusions

Pre-Existing Conditions

Claim Information	13

How To File a Claim

When Claims Are Paid

To Whom Claims Are Paid

Claim Overpayment

Termination Provisions	15

Termination of Benefits

Extension of Benefits

Termination of Policy

Premiums	16

Waiver of Premium

Grace Period

Reinstatement

Reinstatement of Terminated Policy Due to Disability

Refund of Premium After Death

General Provisions	18

The Contract

Statements

Legal Actions

Incontestable

Conformity with State Statutes

Misstatement of Age

Nonparticipating; Dividends Not Payable

Owner

Loss Payee

Assignment

Any riders or amendments will follow

Policy Schedule

This policy is for	Policy Schedule
Tax Qualified Plans	Insured	John W. Doe	Policy Date	02/01/02
Riders may not be available in all states.	Policy Number	123456	Effective Date	02/01/02
Summary of Premium The premium mode at issue is QUARTERLY.

Premiums are payable in United States dollars as follows:

	Beginning	Annual	Semi-Annual	Quarterly	Monthly
	02/01/02	XXX.XX	XXX.XX	XX.XX	XX.XX

Summary of Coverage FORM: LTC94Q

	EFFECTIVE DATE: 02/01/02		ANNUAL PREMIUM: XXX.XX

Other elimination periods available.	Elimination Period:		90 cumulative days
Monthly benefits from $1,000 to $6,000.	Monthly Benefit Amount:		Nursing Home Monthly Benefit - $3,000
Nursing Home = Nursing Facility. Assisted Living Facility is called Residential Care Facility II in Missouri and Community Care Facility in South Carolina.			Assisted Living Facility Benefit - 60% of Nursing Home Monthly Benefit, or the Home Care Monthly Benefit if greater than 60%.
	Maximum Benefit Amount:		$216,000

	Non-forfeiture Option:		Shortened Benefit Period

Other inflation options	5% Compound Inflation:		Yes
available, vary by state.
If the Policy Schedule shows that Your Maximum Benefit Period is “Lifetime,” Your Maximum Benefit Amount will not be limited to any dollar amount.

Policy Schedule (continued)

Policy Schedule
	Insured	John W. Doe
	Policy Number	123456

Professional Home and	Optional Rider Benefits
Community Care Rider or	FORM:	PHC	Professional Home Care or
Total Home Care Rider must		THC	Total Home Care
be sold with Nursing Home
Policy in Michigan, Oregon	EFFECTIVE DATE: 02/01/02
and Rhode Island.	ANNUAL PREMIUM: XXX.XX

	Elimination Period:		90 cumulative days

	Elimination Accumulation Period:		270 days
	Home Care Benefit Amount:		100% of Nursing Home Monthly Benefit

    The Maximum Benefit Amount for the Policy and any Optional Benefit Riders attached to the Policy will not exceed the Maximum Benefit Amount shown in the Policy

    Schedule. Your Maximum Benefit Amount will be adjusted to include any inflation protection option increases, if applicable.

Contingent Non-Forfeiture Benefit

Triggers for a Substantial Premium Increase

Issue Age	Percent Increase Over Initial Premium
29 and under	200%
30-34	190%
35-39	170%
40-44	150%
45-49	130%
50-54	110%
55-59	90%
60	70%
61	66%
62	62%
63	58%
64	54%
65	50%
66	48%
67	46%
68	44%
69	42%
70	40%
71	38%
72	36%
73	34%
74	32%
75	30%
76	28%
77	26%
78	24%
79	22%
80	20%
81	19%
82	18%
83	17%
84	16%
85	15%
86	14%
87	13%
88	12%
89	11%
90 and over	10%

Terms You Should Know

Definitions apply to base Nursing Home Policy and all attached Riders.	Many terms used in Your policy have special meanings. A list of these terms and meanings follows:

Activities of Daily Living defined.

“Activities of Daily Living” (ADLs) are:

■  bathing - washing oneself by sponge bath; or in either a tub or shower, including the task of   getting into or out of the tub or shower with or without equipment or adaptive devices.

■  dressing - putting on and taking off all items of clothing and any necessary braces, fasteners, or   artificial limbs.

■  toileting - getting to and from the toilet, getting on and off the toilet, and performing associated   personal hygiene.

■  transferring - moving into or out of a bed, chair, or wheelchair with or without equipment such   as canes, quad canes, walkers, crutches or grab bars or other support devices including mechanical or motorized devices.

■  continence - the ability to maintain control of bowel or bladder function; or when unable to   maintain control of bowel or bladder function, the ability to perform associated personal hygiene   (including caring for catheter or colostomy bag).

■  eating - feeding oneself by getting food into the body from a receptacle (such as a plate, cup or   table) or by a feeding tube or intravenously.

Advanced Age defined.	“AdvancedAge” refers to the inability to perform an ADL, or the presence of Cognitive Impairment, because of frailty or debilitation resulting from the aging process.

Assessment defined.

“Assessment” means an interview of You done by us or our representative to assist in the       determination of Your insurability at the time of application, or the determination of disability at the time of Your claim.

Called: Residential Care Facility in Missouri, Community Residential Care Facility II in South Carolina. New Jersey has no inpatient minimum. Disability and Disabled defined.

“Assisted Living Facility” means:

■    A facility that is primarily engaged in providing ongoing care and services to a minimum of 10     inpatients in one location and meets all of the following tests:

■  provides 24 hour a day care; and

■  provides custodial services and personal care assistance to support needs as a result of a   disability; and

■  has an employee on duty at all times who is awake, trained and ready to provide care; and

■  provides 3 meals a day, including special dietary requirements; and

■  operates under state licensing laws and any other laws that apply; and

■  has formal arrangements for services of a physician or nurse to furnish medical care in the event of an emergency; and

■  is authorized to administer medication to patients on the order of a physician; and

■  is not, other than incidentally, a home for alcoholics or drug abusers, or a hotel; or

■  a similar facility approved by us.

Note:    These   requirements are typically met by Assisted Living Facilities that are either

free standing facilities or part of a life care community. In general, they are not met by individual    residences, boarding homes, or independent living units.

“Disability” and “Disabled” means:

■  You are unable to perform without Substantial Assistance from another individual at least two    Activities of Daily Living; or

■  You require Substantial Supervision by another individual to protect You or others from threats to health and safety due to Severe Cognitive Impairment.

Effective Date defined.	“Effective Date” is the date shown in the Policy Schedule. Coverage takes effect on the Effective Date provided the first Modal Premium is paid.

Accumulation Period defined.

“Elimination Accumulation Period”. We do not require that an Elimination Period longer than 30 days be consecutive days. However, we do require that an Elimination Period longer than 30 days occur entirely during a limited time span, called the Elimination Accumulation Period. The Elimination Accumulation Period is equal to 3 times the Elimination Period.

Elimination Period defined.

“Elimination Period” means a period of either:

■  30 or less consecutive days during which You are disabled and for which You are receiving   services in a Nursing Facility or Assisted Living Facility, and no benefit is payable.

A separate Elimination Period will apply to each covered loss. However, each covered loss that is separated from the other by less than 6 months will be considered to be the same covered loss and not subject to a new Elimination Period: or

■  greater than 30 cumulative days during which You are disabled and for which You are   receiving services in a Nursing Facility or Assisted Living Facility, and no benefit is payable.   An Elimination Period longer than 30 days must be satisfied by You only once during Your   Lifetime.

The number of days in the Elimination Period is shown in the Policy Schedule.

“Home Office” means the Unum Life Insurance Company of America, 2211 Congress Street, Portland, Maine 04122.

Injury defined.	“Injury” means bodily harm caused by an accident.
Licensed Health Care Practitioner defined.

“Licensed Health Care Practitioner” means any Physician, and any registered professional nurse, licensed social worker, or other individual who meets such requirements as may be prescribed by the Secretary of Treasury.

Maximum Benefit Amount defined.

“Maximum Benefit Amount” means the total dollar amount of benefits that will be paid under the Policy. The total dollar amount of benefits includes the combined dollars paid out for Nursing Facility and Assisted Living Facility Benefits.

The Maximum Benefit Amount is shown in the Policy Schedule. If the Policy Schedule shows that Your Maximum Benefit Amount is “Lifetime”, Your Maximum Benefit Amount will not be limited to any dollar amount. Your Maximum Benefit Amount will be adjusted to include any inflation protection option increases, if applicable.

Monthly Benefit Amount defined.	“Monthly Benefit Amount” means Your monthly Nursing Home Benefit Amount or Your monthly Assisted Living Facility Benefit Amount shown in the Policy Schedule.

Nursing Facility defined.	“Nursing Facility” means:
Nursing Facility and Nursing Home are used interchangeably.

■  a facility, or a distinctly separate part of a hospital, that provides skilled or intermediate nursing   care and custodial care and operates under state licensing laws and any other laws that apply;   or

■  any other facility that meets all of the following tests:

■  is operated as a health care facility under applicable state licensing laws and any other laws;

■  primarily provides nursing care under the orders of a Physician;

■  operates under the supervision of a registered nurse or a licensed practical nurse;

■  is regularly engaged in providing room and board and continuously provides 24-hour-per-day   nursing care of sick and injured persons;

■ maintains a daily medical record of each patient who must be under the care of a Physician;

■ is authorized to administer medication to patients on the order of a Physician; and

■  is not, other than incidentally, a home for the mentally retarded, the mentally ill, the blind or   the deaf, a hotel, a domiciliary care home, a residence, or a home for alcoholics or drug   abusers; or

■ a similar facility approved by us.
Physician defined.	“Physician” means a person who is operating within the scope of his/her license, and is either:

■ licensed to practice medicine and surgery and prescribe and administer drugs; or

■ legally qualified as a medical practitioner and required to be recognized, under this policy for insurance purposes, according to applicable state insurance laws.

We will consider a person to be a Physician only when the person is performing tasks that are within the limits of the person’s medical license. We will not recognize the following as Physicians for claims that You make to us under this Policy:

■ You, or

■ Your spouse, daughter, son, parent, sister, brother, grandparent or grandchild.
Severe Cognitive Impairment defined.	“Severe Cognitive Impairment” means a severe deterioration or loss, as reliably measured by clinical evidence and standardized tests, in:
■ Your short or long term memory;

■ Your orientation as to person, place, and time; or

■ Your deductive or abstract reasoning.

Such deterioration or loss requires Substantial Supervision by another individual for the purpose of protecting Yourself. Such loss can result from a Disability, Alzheimer’s disease, or similar form of dementia.

Sickness defined.	“Sickness” means a physical illness, condition, or disease which has been assessed, diagnosed or treated.

Substantial Assistance defined.	“Substantial Assistance” means stand-by assistance without which You would not be able to safely and completely perform the ADL.
Substantial Supervision defined. .	“Substantial Supervision” means the presence of another individual for the purpose of protecting You from harming Yourself or others.
“You” and “Your” refer to the Insured named in the Policy Schedule. It is the person whom we are insuring. The Insured cannot be changed.

Benefit Information Monthly Benefit
Eligibility for benefits.	You are eligible for a Monthly Benefit after:
■ You become Disabled;

■ You are receiving services in a Nursing Facility or Assisted Living Facility;

■ You have satisfied Your Elimination Period; and

■  a Physician has certified that You are unable to perform (without Substantial Assistance from   another individual) two or more ADLs for a period of at least 90 days, or that You require   Substantial Supervision by another individual to protect You or others from threats to health or   safety due to Severe Cognitive Impairment. You will be required to submit a Physician   certification every 12 months.

A Monthly Benefit will become payable once all of these requirements are met.

Treatment for Your Disability must be provided pursuant to a plan of care developed by a Licensed Health Care Practitioner. We will pay You:

■  the Nursing Facility Benefit Amount if You are Disabled and are receiving services in a Nursing   Facility, or

■  the Assisted Living Facility Benefit Amount if You are Disabled and are receiving services in an   Assisted Living Facility. The Assisted Living Facility Benefit Amount is 60% of the Nursing   Facility Benefit Amount.

If the Policy Schedule shows that You have purchased a Home and Community Care Rider, the Assisted Living Facility Benefit Amount will be the greater of:

■ 60% of the Nursing Facility Benefit Amount; or

■ the Home and Community Care Benefit amount shown on the Policy Schedule.

We will send the benefit payments to You each month. If You are eligible for benefits for a period that is less than one month, we will pay 1/30th of the net monthly payment for each day that You are Disabled and are receiving services in a Nursing Facility or Assisted Living Facility. Benefit payments will cease as provided in the “Termination of Benefits” section of this policy.

Bed Reservation Provision. In Colorado Bed Reservation is 31 days per policy year.

Bed Reservation Provision

If Your stay in a Nursing Facility or Assisted Living Facility is interrupted because You are hospitalized and You are receiving a benefit, we will continue to pay You the Monthly Benefit Amount if a charge is made to reserve Your Nursing Facility or Assisted Living Facility accommodations. Such days will count toward the Maximum Benefit Amount.

If Your stay is interrupted while You are completing Your Elimination Period, such days will be used to help satisfy this period.

Covered Bed Reservation days will be limited to 31 days per calendar year.

If an insured is receiving benefits, we may work with them to find the best support for their recovery and to help them gain functional capacity.

This may include an alternative care plan.

Not available in Indiana and Pennsylvania.

Rehabilitation and Alternate Care Plans

While You are disabled, we may suggest participation in an alternate care plan designed to help You regain the ability to independently perform the Activities of Daily Living. The services/equipment must be medically necessary and appropriate for Your Disability and provided pursuant to a plan of care approved by a Physician. These services or equipment must be intended to assist You in living at home or in other residential housing by eliminating Your need for Substantial Assistance. The services or equipment cannot be covered by other insurance or Medicare. Examples of an alternate care plan may include, but are not limited to:

■ a rehabilitation program;

■ home modifications for wheelchair access; or

■ certain types of medical equipment, emergency medical response systems or hardware purchases.

The terms of an alternate care plan and the actual expenses that Unum will pay will be subject to written mutual agreement between You, Your Licensed Health Care Provider and us.

If for any reason You do not wish to participate in an alternate care plan, Your benefits will continue according to the provisions of this contract.

Limitations and Exclusions Plan Exclusions
State variations occur.	We will not provide benefits for:
■ a Disability caused by a war or any act of war, whether declared or undeclared, that occurs while Your insurance is in force;

■ a Disability caused by intentionally self-inflicted injuries or attempted suicide;
Crime may be called a felony.	■ a Disability caused by the commission of a crime for which You have been convicted under state or federal law, or attempting to commit a crime under state or federal law;
May also be called alcoholism and drug abuse.

■  a Disability caused by alcoholism or alcohol abuse;

■  a Disability caused by voluntary use of any controlled substance unless the controlled substance   is prescribed for You by a Physician (“controlled substance” is defined in Title II of the   Comprehensive Drug Abuse Prevention and Control Act of 1970 and all amendments);

Pennsylvania has an additional exclusion: Any benefits payable shall be in excess of and not in duplication of any first party benefits payable under the Pennsylvania Motor Vehicle Financial Responsibility Law.

■ a period during which You are outside the United States, its territories or possessions for longer than 30 days; or

■  a period in which You are confined in a hospital, other than if You are confined to a Nursing   Facility that is a distinctly separate part of a hospital. This exclusion does not apply to those   periods covered under the Bed Reservation provision.

Pre-Existing Conditions
We will not reduce or deny any claim under this policy because a Disability existed before the policy’s Effective Date.

Claim Information

How to Submit a Claim.	How to File a Claim

You must give us written notice of claim within 30 days of the date of disability. If it is not possible for You to give us notice within this time limit, it must be given as soon as reasonably possible.

We will send You our initial claim forms when we receive Your written notice of claim. If You do not receive our claim forms within 15 days after written notice of claim is sent, You can send us written proof of claim without waiting for the forms.

You must give us initial proof of claim no later than 90 days after the date of disability. If it is not possible for You to give proof within these time limits, it must be given as soon as reasonably possible. However, proof of claim must be given no later than one year after the time proof is otherwise required.

The proof of Your claim must include:

■ the date the Disability occurred;

■ the cause of the Disability;

■ the extent of the Disability;

■  certification by a Physician that You are unable to perform (without Substantial Assistance from   another individual) two or more ADLs for at least 90 days, or that You require Substantial   Supervision by another individual to protect Yourself and others from threats to health or safety   due to Severe Cognitive Impairment;

■ Your plan of care developed by a Licensed Health Care Practitioner;

■ such other proof as we may deem necessary.

In addition to initial proof of claim, we will, from time to time, assess an insured’s continuation of loss.	You must give us proof of continued Disability: ■ at intervals requested by us; and ■ within 30 days of our request.
In addition to claim forms, we may require one or more of the following as proof of claim:

■ an Assessment;

■ Physician’s statement and/or copies of relevant medical records from any Physician or health care provider involved in Your care;

■ an independent medical examination; or

■ verification or proof of services provided.

We reserve the right to request additional information necessary to our claim determination from You, Your Physician, or other health care providers. We also, if necessary, reserve the right to select a Physician that is mutually agreed upon to perform an independent medical examination.

When we pay a claim.	When Claims are Paid
When we receive proof of claim, benefits payable under the policy will be paid before the end of the month for each day for which You were entitled to benefits during the prior month.

To Whom Claims Are Paid

All benefits are payable directly to You unless You have requested in writing that payment be made otherwise.

If You die while You are eligible to receive benefits, we will pay any accrued benefit to Your estate. At our option, any remaining benefit of $1,000 or less may be paid to an alternative payee if either of the following is true:

■ such benefit is payable to Your estate, or

■ such benefit is payable to any person who is a minor or otherwise not competent to give a valid release.

The alternative payee must be a person who we feel is entitled to receive the benefit. Also, the alternative payee must be related to You by blood or marriage. Any such payments made in good faith will fully discharge us to the extent of such payment.

Claim Overpayment
Claim Overpayment.

If for any reason, benefits have been paid for a period for which You were not entitled to benefits, repayment of the overpayment must be made to us within 45 days of notice to You. Any amounts not repaid may be recovered by us by offsetting against any amounts otherwise payable to You under this Policy, or by other reasonable means.

Termination Provisions

Termination of Benefits

Your benefit payments will cease on the earliest of:

■ the day after You are no longer disabled;

■ the expiration of Your Physician certification;

■ the day after You are no longer residing in a Nursing Facility or Assisted Living Facility;

■ the day after the Maximum Benefit Amount has been paid; or

■ the day after You die.

Extension of Benefits

Termination of coverage will be without prejudice to any benefits payable under the policy if eligibility for such benefits or disability began while Your long term care insurance was inforce, and continues without interruption after termination. Such extension of benefits will be limited to the duration of the payment of the Maximum Benefit Amount.

Termination of Policy

Your policy will terminate on the earliest of:

■ the day after the Maximum Benefit Amount has been paid;

■ the day after You die; or

■ the day after the end of the Grace Period, if You fail to pay Your premium within the Grace Period.

Termination of the policy under any condition will not prejudice any payable claim which begins prior to termination.

Premiums

Waiver of Premium

After You have satisfied Your Elimination Period, we will waive premium payment during any period for which benefits are payable. Any premium which You had paid to us during Your Elimination Period will be refunded to You on a pro rata basis.

The pro rata refund will be calculated based on the number of days in Your Elimination Period.

If benefits are no longer payable, You must resume premium payments. We will notify You of the amount of Your next premium payment and the date it is due.

Grace Period

The Grace Period is the 31 consecutive days that begin with the day a premium is due. We will keep this policy in effect and continue coverage during that time. If the premium is not paid during those 31 days, this policy will terminate. However, termination of the policy will not prejudice any payable claim for a covered loss which begins prior to policy termination.

The first premium is due and payable on the Effective Date of the policy. There is no Grace Period for the first premium.

Reinstatement

If this policy terminates because a premium is not paid by the end of the Grace Period, You may apply to reinstate this policy at any time until the first unpaid premium is six months overdue.

In order to reinstate this policy, three requirements must be met. They are:

■ You must complete a reinstatement application;

■ we must approve that reinstatement application; and

■ You must pay all unpaid premium.

If we approve the reinstatement application, we will reinstate this policy on the approval date. If we issue a prepayment agreement and do not approve or disapprove the reinstatement application within 45 days from the date of the prepayment agreement, we will reinstate this policy on that 45th day.

It WILL NOT cover any Injury or Sickness which is excluded by name or description in this policy.

Reinstatement of Terminated Policy Due to Disability

If You become Disabled and this policy terminates because a premium is not paid by the end of the Grace Period, You may request to reinstate this policy at any time until five months from the policy termination date.

In order to reinstate this policy, two requirements must be met. They are:

■ You must provide proof that Your Disability occurred prior to the policy termination date; and

■ You must pay all unpaid premium.

If You meet these requirements, we will reinstate this policy on the policy termination date.

The reinstated policy WILL NOT cover any Disability which is excluded by name or description in this policy.

Refund of Premium After Death

If You die while insured under this policy, we will refund any pro rata portion of Your premium paid covering the period after Your death. We will make the refund within 30 days after we receive written notice of Your death. Payment will be made to Your estate.

General Provisions

The Contract

This policy, including Your application and any attached papers, represents the entire contract between You and us. Statements by agents or brokers are not part of our contract. Only an executive officer of this Company can approve a change in this policy. The approval must be in writing and be endorsed on or attached to this policy. No one else can change this policy or waive any of its provisions.

Unless we tell You something else, years, months and anniversaries that we refer to are calculated from the Policy Date shown on the Policy Schedule.

Statements

In the absence of Fraud, all statements You make in applying for this coverage are considered representations and not warranties (absolute guarantees).

No statements by You will be used to deny a claim unless a copy of Your statements has been given to You.

Legal Actions

No one may start legal actions to recover on this policy until 60 days after written Proof of Loss has been given to us. Legal action must be started within three years after the written Proof of Loss is required to be furnished.

Incontestable

For a policy in force for less than six months, we may contest this policy upon showing a misrepresentation that is material to Your acceptance of coverage.

For a policy in force at least six months, but less than two years, we may contest this policy upon showing a misrepresentation that is material to both Your acceptance of coverage and which pertains to the conditions of Your Disability.

After two years from the policy’s Effective Date, only fraudulent misstatements in Your application may be used to contest this policy. If this policy is reinstated, the contestable period will be two years from the reinstatement date.

“Contest” means that we question the validity of coverage under this policy by letter to You. This contest is effective on the date we mail the letter and refund the premium to You.

There is no time limit to contest this policy for fraudulent misstatements.

Conformity with State Statutes

If any provision of this policy conflicts with the statutes of the state where You reside on the Effective Date of that provision, it is amended to conform with the minimum requirements of those statutes. Premiums may be changed to reflect these policy requirements.

Misstatement of Age

If Your age has been misstated, any benefit payable will be changed to the amount which the premium paid would have bought for the correct age.

If we accept premium for coverage which we would not have issued or which would have ceased according to the correct age, our only liability is to refund the premium for the period not covered.

Nonparticipating; Dividends Not Payable

This policy does not participate in our profits or surplus earnings; and no dividends will be paid at any time.

Owner

You own this policy. You have all the rights and privileges granted by this policy while it is in effect. Some of Your ownership rights are:

■  the right to continue or terminate this policy;

■  the right to name someone else (a Loss Payee) to receive the benefits of this policy;

■  the right to suspend this policy while You are in military service; and

■  the right to assign any or all rights under this policy.

Loss Payee

If You decide to have someone else receive policy benefits, You must notify us in writing on a form satisfactory to us. The notice will be effective when we receive it at our Home Office.

Assignment

You may assign any or all ownership rights to someone else. The assignment must be in writing and must specify the rights which are assigned and for how long. The Loss Payee is not changed by an assignment unless the assignment specifically names a new Loss Payee. When an assignment is in effect, “You” and “Your” refer to the assignee in provisions which describe ownership rights.

No assignment is binding on us until the original or an acceptable copy is received at our Home Office. We are not responsible for the validity or effect of any assignment.

Professional Home and Community Care Benefit Rider

Optional Riders which can be purchased in addition to the Nursing Home Care Base Plan. This rider cannot be sold separately.

This rider is part of the policy to which it is attached. The rights provided by this rider are subject to the terms and conditions of this rider and the rest of the policy. This rider becomes effective on the later of the Effective Date of the policy or the Rider Date shown in the Policy Schedule. Premiums for this rider are shown in the rider description in the Policy Schedule. They are payable at the same time and under the same conditions as premiums for the policy.

These definitions are in addition to those listed in the base plan.	Terms You Should Know Many terms in this rider have special meanings. A list of these terms and meanings follows:

Adult Day Care defined.

“Adult Day Care” means a community-based program offering health, social and related support services to impaired adults. Adult Day Care can be provided by an Adult Day Care Facility or a Licensed Home Health Care Agency.

“Adult Day Care Facility” is a facility that provides Adult Day Care and operates under state licensing laws and any other laws that apply; and meets the following tests:

■  operates a minimum of 5 days a week;

■  remains open for at least 6 hours a day;

■  maintains a written record of care on each patient;

■  includes a plan of care and record of services provided;

■  has a staff that includes a full-time director and at least one registered nurse who are there during   operating hours for at least 4 hours a day;

■  has established procedures for obtaining appropriate aid in the event of a medical emergency;

■  provides a range of physical and social support services to adults; and

■  whose program does not include overnight stays.

Not a rider in Michigan, Oregon, or Rhode Island. Part of the base contract.

“Elimination Period”. The meaning of Elimination Period as used in the policy and this rider is changed to read as follows:

A period of either:

■  20 or 30 consecutive days during which You are Disabled and You are receiving Professional   Home and Community Care and no benefit is payable. Each calendar week that You receive at   least one day of Professional Home and Community Care will be counted as seven days towards   completing the Elimination Period. If You continue to remain at home or another similar place   and do not receive Professional Home and Community Care for at least one day within a   calendar week, the Elimination Period will begin again.

  A separate Elimination period will apply to each covered loss. However, each covered loss that is   separated from the other by less than six months will be considered to be the same covered loss   and not subject to a new Elimination period; or

■  greater than 30 cumulative days during which You are Disabled and You are receiving   Professional Home and Community Care and no benefit is payable. Each calendar week that You   receive at least one day of Professional Home and Community Care, will be counted as seven   days towards completing the Elimination Period. An Elimination Period longer than 30 days     must be satisfied by You only once during Your Lifetime.

The number of days in the Elimination Period is shown in the Policy Schedule.

“Hospice Facility” is a facility that provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a physician. It must be licensed, certified or registered in accordance with state law.

“Licensed Home Health Care Agency” is:

■  an organization that is licensed or certified by the appropriate licensing agency of the state where Professional Home and Community Care will be provided; or certified as a home health care organization as defined under Medicare;

■ any other organization that meets all of the following tests:

■ primarily provides nursing care and other therapeutic services;

■ has standards, policies and rules established by a professional group which is associated with the organization;

■ includes at least one doctor and one registered nurse;

■ maintains a written record of care on each patient; and

■ includes a plan of care and record of services provided; or

■ a similar organization approved by us.

“Professional Home and Community Care” means nursing care; physical, respiratory, occupational or speech therapy; homemaker services; and any other services provided by a Licensed Home Health Care Agency or Adult Day Care Facility. Each one hour or more per day of a Licensed Home Health Care Agency’s services will be considered one visit. The services to be provided to You must be in a written plan of care which has been agreed to by You or Your authorized representative and the Licensed Home Health Care Agency. Professional Home and Community Care does not include services performed by Your family members through a Licensed Home Health Care Agency or an Adult Day Care Facility. Your family members include Your spouse, children, parents, sisters, brothers, grandparents or grandchildren, or persons related to You by marriage.

“Respite Care” means short-term or periodic care which is required to maintain Your health or safety and to give temporary relief to Your primary informal caregiver from his or her caregiving duties. Respite Care can be provided in Your home, a Nursing Facility, an Assisted Living Facility, an Adult Day Care Facility, or a similar facility approved by us.

All other terms used in this rider which are defined in the policy shall have the meaning given to them in the policy.

Benefit Payment.

Benefits

Professional Home and Community Care Benefit

You will be eligible for a Professional Home and Community Care Benefit after:

■  You become Disabled;

■  You are receiving care anywhere other than a Nursing Facility, Assisted Living Facility or an   acute care hospital;

■  You have satisfied Your Elimination Period; and

■  a Physician has certified that You are unable to perform (without Substantial Assistance from   another individual) two or more ADLs for a period of at least 90 days, or that You require   Substantial Supervision by another individual to protect You and others from threats to health or   safety due to Severe Cognitive Impairment.

Your care can be provided at any other type of facility, such as an Adult Day Care Facility, a Hospice Facility, or Your home through a Licensed Home Health Care Agency. The treatment and services You receive for Your Disability must be provided pursuant to a plan of care developed by a Licensed Health Care Practitioner.

You must give us proof indicating days of Professional Home and Community Care services provided to You before a benefit will be paid. We will pay You 1/30th of the Monthly Professional Home and Community Care Benefit for each day You receive Professional Home and Community Care services.

When benefits become payable, there will be no more cost to You for Your coverage as long as You continue to be Disabled and receive Professional Home and Community Care.

If You do not receive Professional Home and Community Care for a period of 30 consecutive days, premium payments will again become due. To continue Your coverage, You must resume premium payments on the next premium due date following this 30 day period.

In no event will the total benefits paid under the policy including this rider exceed the Maximum Benefit Amount. The Monthly Professional Home and Community Care Benefit Amount and the Maximum Benefit Amount are shown in the Policy Schedule.

Respite Care Benefit

If You are Disabled, but Professional Home and Community Care Benefits have not yet become payable, we will make payments to You for each day You receive Respite Care for up to 15 days each calendar year. The amount of Your daily payment will equal 1/30th of Your Monthly Professional Home and Community Care Benefit Amount. You do not have to complete an elimination period for Respite Care payments to become payable.

Care can be provided to You by:

■  a formal caregiver, such as a Licensed Home Health Care Agency, a registered nurse, a licensed   practical nurse; or

■  an informal caregiver, such as friends or relatives.

Other than for premium waived during the Elimination Period according to the terms of the policy, premium will not be waived while You are receiving a payment for Respite Care.

Respite Care Benefits will reduce Your Maximum Benefit Amount and will end when the Maximum Benefit Amount has been reached.

How Long Benefits Will Be Paid

The Professional Home and Community Care Benefit will cease on the earliest of:

■  the day after You are no longer Disabled;

■  30 days after You cease to receive Professional Home and Community Care;

■  the expiration of Your Physician certification;

■  the day after the Maximum Benefit Amount has been paid; or

■  the day after You die.

Termination of the Rider

This rider will terminate on the earliest of:

■  the date we receive Your written request to terminate this rider; or

■  the date the policy terminates.

Optional Riders may vary by state.

Total Home Care Benefit Rider

This rider cannot be sold separately. This rider allows care to be provided by family and friends as well as licensed Health Care Providers.

This rider is part of the policy to which it is attached. The rights provided by this rider are subject to the terms and conditions of this rider and the rest of the policy. This rider becomes effective on the later of the Effective Date of the policy or the Rider Date shown in the Policy Schedule. Premiums for this rider are shown in the rider description in the Policy Schedule. They are payable at the same time and under the same conditions as premiums for the policy.

These definitions are in addition to those listed in the base plan. Not a rider in Michigan, Oregon, or Rhode Island. Part of the base contract.

Terms You Should Know

Many terms used in this rider have special meanings. A list of these terms and meanings follows:

“Elimination Period” The meaning of Elimination Period as used in the policy and this rider is changed to read as follows:

A period of either:

■  30 or less consecutive days during which You are disabled and for which no benefit is payable. A   separate Elimination Period will apply to each covered loss. However, each covered loss that is   separated from the other by less than 6 months will be considered to be the same covered loss   and not subject to a new Elimination Period; or

■  greater than 30 cumulative days during which You are disabled and for which no benefit is   payable. An Elimination Period longer than 30 days must be satisfied by You only once during   Your Lifetime.

The number of days in the Elimination Period is shown in the Policy Schedule.

“Respite Care” means short-term or periodic care which is required to maintain Your health or safety and to give temporary relief to Your primary informal caregiver from his or her caregiving duties. Respite Care can be provided in Your home, a Nursing Facility, an Assisted Living Facility, an adult day care facility, or a similar facility approved by us.

All other terms used in this Rider which are defined in the policy shall have the meaning given to them in the policy.

Benefits
Benefit Payment.

Total Home Care Benefit

You will be eligible for a Total Home Care Monthly Benefit after:

■  You become Disabled;

■  You are receiving care anywhere other than in a Nursing Facility, an Assisted Living Facility or    an acute care hospital;

■  You satisfy Your Elimination Period; and

■  a Physician has certified that You are unable to perform (without Substantial Assistance from   another individual) two or more ADLs for a period of at least 90 days, or that You require   Substantial Supervision by another individual to protect You and others from threats to health   or safety due to Severe Cognitive Impairment.

The treatment and services You receive for Your Disability must be provided pursuant to a plan of care developed by a Licensed Health Care Practitioner and can be provided to You by:

■  a formal caregiver, such as a licensed home health care agency, a registered nurse, a licensed   practical nurse; or

■  an informal caregiver, such as a friend or relative.

We may require proof indicating days of Total Home Care services provided to You before a benefit will be paid.

When benefits become payable, there will be no more cost to You for Your coverage as long as You continue to be Disabled and receive Total Home Care.

In no event will the total benefits paid under the policy including this rider exceed the Maximum Benefit Amount. The Monthly Total Home Care Benefit Amount and the Maximum Benefit Amount are shown in the Policy Schedule.

Respite Care Benefit

If You are disabled but Total Home Care Benefits have not yet become payable, we will make payments to You for each day You receive Respite Care for up to 15 days each calendar year. The amount of Your daily payment will equal l/30th of Your Monthly Total Care Benefit Amount. You do not have to complete an Elimination Period for Respite Care payments to become payable.

Other than for premium waived during the Elimination Period according to the terms of the policy, premium will not be waived while You are receiving a payment for Respite Care.

Respite Care Benefits will count toward the Maximum Benefit Amount, and will end when the Maximum Benefit Amount has been reached.

How Long Will Benefits Be Paid

The Total Home Care Benefit will cease on the earliest of:

■  the day after You are no longer disabled;

■  the expiration of Your Physician certification;

■  the day after the Maximum Benefit Amount has been paid; or

■  the day after You die.

Termination of the Rider

This rider will terminate on the earliest of:

■  the date we receive Your written request to terminate this rider; or

■  the date the policy terminates.

Inflation Protection Provision Rider

This rider is part of the policy to which it is attached. The rights provided by this rider are subject to the terms and conditions of this rider and the rest of the policy. This rider becomes effective on the later of the Effective Date of the policy or the Rider Date shown in the Policy Schedule. Premiums for this rider are shown in the rider description in the Policy Schedule. They are payable at the same time and under the same conditions as premiums for the policy.

5% Compound Inflation Protection

Your Monthly Benefit will increase each year on the Policy Anniversary by 5% of the Monthly Benefit in effect on that Policy Anniversary. Increases will be automatic and will occur regardless of Your health and whether or not You are receiving covered care. Your premium will not increase due to automatic increases in Your Monthly Benefit. Your remaining Lifetime Maximum Benefit Amount will also increase by 5% .

How Long Benefits Will Be Paid

The Inflation Protection Provision will cease on the earliest of:

■  the day after the Maximum Benefit Amount has been paid; or

■  the day after You die.

Termination of the Rider

This rider will terminate on the earliest of:

■ the date we receive Your written request to terminate this rider; or

■ the date the policy terminates.

Non-Forfeiture Benefit Rider: Shortened Benefit Period

This rider is part of the policy to which it is attached. The rights provided by this rider are subject to the terms and conditions of this rider and the rest of the policy. This rider becomes effective on the later of the Effective Date of the policy or the Rider Date shown in the Policy Schedule. Premiums for this rider are shown in the rider description in the Policy Schedule. They are payable at the same time and under the same conditions as premiums for the policy.

If You stop making premium payments after Your policy has been in force for three years, You will be eligible for a Non-forfeiture Benefit. This means that Your policy would continue automatically with the same level of benefits, except for a reduction in Your Maximum Benefit Amount. Your Maximum Benefit Amount under this Non-forfeiture Benefit will be equal to the total premium paid up to the date You stopped paying premiums.

In no event will the Maximum Benefit Amount:

1. be less than one Nursing Facility Monthly Benefit payment amount; or

2. exceed that which would have been paid had You not stopped paying premiums.

No inflation protection increases, if included in Your plan, will be made after the end of the period for which premiums were last remitted to Unum for Your policy.

This Non-forfeiture Benefit is subject to all of the other terms and conditions of this policy.

This policy has no cash surrender value.

How Long Benefits Will Be Paid

The Non-forfeiture Benefit will cease on the earliest of:

■ the day after the Maximum Benefit Amount has been paid; or

■ the day after You die.

Termination of the Rider

This rider will terminate on the earliest of:

■ the date we receive Your written request to terminate this rider; or

■ the date the policy terminates.

Contingent Non-Forfeiture Benefit

If your premium rates increase:

(a)    to a level which results in a cumulative increase of your annual premium that equals or exceeds   the percentage shown in the Policy Schedule of your initial annual premium based on your   issue age and

(b)    your policy has been in force for at least three full years from the Policy Effective Date;

You may choose to do one of the following:

Only in the contract in: AL, DE, HA, ID, ME, MN, MT, NE, NM, OK, VA, WI

(a)    continue to pay the required premium;

(b)    lower your premium by decreasing your coverage;

(c)    elect to convert your coverage within 120 days of the premium increase effective date to a   paid-up status with the Contingent Non-Forfeiture Benefit; or

(d)    terminate your policy within 120 days of the premium increase effective date and be   automatically converted to the Contingent Non-Forfeiture Benefit.

The percentage increase in premium does not include increases to premium due to changes to your Long Term Care insurance coverage.

If you stop making premium payments under items (c) and (d), this means that your policy will continue automatically with the same level of benefits, except for a reduction in your Lifetime Maximum Benefit Amount. Your Lifetime Maximum Benefit Amount under this Contingent Non-Forfeiture Benefit will be equal to the total premium paid up to the date you stopped paying premiums reduced by the total amount of benefits already paid to you.

In no event will your Lifetime Maximum Benefit Amount:

(a)    be less than one Nursing Facility Monthly Benefit payment amount; or

(b)    exceed that which would have been paid had you not stopped paying premiums.

If your policy contains an Inflation Protection Benefit and continues under the Contingent Non-Forfeiture Benefit, no inflation protection increases will be made after the end of the period for which premiums were last remitted to Unum for your policy.

Policy Series:

LTC94Q

The UnumProvident brand represents the disability income protection resources of several insuring companies with more than a century of industry experience. Marketing under the UnumProvident brand, these companies provide a range of insurance solutions designed to help people balance their work and personal lives, return to work after disability, and protect their incomes and preserve their assets from the financial effects of illness and injury.

UnumProvident is the marketing brand: The Long Term Care insurance is underwritten by Unum Life Insurance Company of America, 2211 Congress Street, Portland ME 04122, a subsidiary of UnumProvident Corporation.

www. unumprovident.com

© 2002 UnumProvident Corporation. The name and logo combination is a servicemark of UnumProvident Corporation and its subsidiaries. All rights reserved.

A-36000	(5-02)

POLICY SCHEDULE

INSURED	Ronald V Congemi	POLICY DATE	12/01/2001
POLICYNUMBER	LAC716293	EFFECTIVE DATE	12/01/2001
		ACCELERATED PAYMENT OPTION EFFECTIVE DATE	12/01/2001

SUMMARY OF PREMIUM

Premiums are payable in United States dollars as follows:

Beginning	Annual	Semi Annual	Quarterly	Monthly
12/01/2001	$3,353.04	$1,710.05	$871.79	$301.77

SUMMARY OF COVERAGE

Form # LTC94Q	Nursing Home
Effective Date	12/01/2001
Annual Premium	$2,242.08
Elimination Period	90 Cumulative days
Benefit Amount	$4,000 Per Month
Assisted Living Facility Benefit	60% of the Nursing Home Benefit or 100% of the Home Care Benefit whichever is greater.
Maximum Benefit Amount	$288,000

Form # PHC97Q	Professional Home and Community Care Benefit
Home Care Effective Date	12/01/2001
Annual Premium	$1,110.96
Home Care Benefit	100% of Nursing Home Benefit

Riders

Benefit Increase Provision	5% Compound Unlimited
Non Forfeiture Benefit	Shortened Benefit Period 3 Years
Accelerated Payment Option	Ten Year

If the Lifetime Maximum Benefit Amount is Unlimited, the Lifetime Maximum Benefit Amount will not be limited to any dollar amount.

The Lifetime Maximum Benefit Amount for the Policy and any optional riders attached to the Policy will not exceed the Lifetime Maximum Benefit Amount shown on the Policy schedule.

The Nursing Home Benefit Amount and the Lifetime Maximum Benefit Amount will increase each policy anniversary, based on the Benefit Increase Provision purchased.

3

POLICY SCHEDULE

INSURED	Edward T Haslam	POLICY DATE	12/01/2001
POLICY NUMBER	LAC716290	EFFECTIVE DATE	12/01/2001
		ACCELERATED PAYMENT OPTION EFFECTIVE DATE	12/01/2001

SUMMARY OF PREMIUM

Premiums are payable in United States dollars as follows:

Beginning	Annual	Semi Annual	Quarterly	Monthly
12/01/2001	$3,209.76	$1,636.98	$834.54	$288.88

SUMMARY OF COVERAGE

Form # LTC94Q	Nursing Home
Effective Date	12/01/2001
Annual Premium	$2,087.28
Elimination Period	90 Cumulative days
Benefit Amount	$4,000 Per Month
Assisted Living Facility Benefit	85% of the Nursing Home Benefit or 100% of the Home Care Benefit whichever is greater.
Maximum Benefit Amount	$288,000

Form # PHC97Q	Professional Home and Community Care Benefit
Home Care Effective Date	12/01/2001
Annual Premium	$1,122.48
Home Care Benefit	100% of Nursing Home Benefit

Riders

Benefit Increase Provision	5% Compound Unlimited
Non Forfeiture Benefit	Shortened Benefit Period 3 Years
Accelerated Payment Option	Ten Year

If the Lifetime Maximum Benefit Amount is Unlimited, the Lifetime Maximum Benefit Amount will not be limited to any dollar amount.

The Lifetime Maximum Benefit Amount for the Policy and any optional riders attached to the Policy will not exceed the Lifetime Maximum Benefit Amount shown on the Policy schedule.

The Nursing Home Benefit Amount and the Lifetime Maximum Benefit Amount will increase each policy anniversary, based on the Benefit Increase Provision purchased.

3

POLICY SCHEDULE

INSURED	Dan M Palmer	POLICY DATE	12/01/2001
POLICY NUMBER	LAC716309	EFFECTIVE DATE	12/01/2001
		ACCELERATED PAYMENT OPTION EFFECTIVE DATE	12/01/2001

SUMMARY OF PREMIUM

Premiums are payable in United States dollars as follows:

Beginning	Annual	Semi Annual	Quarterly	Monthly
12/01/2001	$3,502.08	$1,786.06	$910.54	$315.19

SUMMARY OF COVERAGE

Form # LTC94Q	Nursing Home
Effective Date	12/01/2001
Annual Premium	$2,608.92
Elimination Period	90 Cumulative days
Benefit Amount	$4,000 Per Month
Assisted Living Facility Benefit	60% of the Nursing Home Benefit or 100% of the Home Care Benefit whichever is greater.
Maximum Benefit Amount	$288,000

Form # PHC97Q	Professional Home and Community Care Benefit
Home Care Effective Date	12/01/2001
Annual Premium	$893.16
Home Care Benefit	100% of Nursing Home Benefit

Riders

Benefit Increase Provision	5% Compound Unlimited
Non Forfeiture Benefit	Shortened Benefit Period 3 Years
Accelerated Payment Option	Ten Year

If the Lifetime Maximum Benefit Amount is Unlimited, the Lifetime Maximum Benefit Amount will not be limited to any dollar amount.

The Lifetime Maximum Benefit Amount for the Policy and any optional riders attached to the Policy will not exceed the Lifetime Maximum Benefit Amount shown on the Policy schedule.

The Nursing Home Benefit Amount and the Lifetime Maximum Benefit Amount will increase each policy anniversary, based on the Benefit Increase Provision purchased.

3

POLICY SCHEDULE

INSURED	Chris Reckert	POLICY DATE	12/01/2001
POLICY NUMBER	LAC716297	EFFECTIVE DATE	12/01/2001
		ACCELERATED PAYMENT OPTION EFFECTIVE DATE	12/01/2001

SUMMARY OF PREMIUM

Premiums are payable in United States dollars as follows:

Beginning	Annual	Semi Annual	Quarterly	Monthly
12/01/2001	$2,865.60	$1,461.46	$745.06	$257.90

SUMMARY OF COVERAGE

Form # LTC94Q	Nursing Home
Effective Date	12/01/2001
Annual Premium	$1,689.48
Elimination Period	90 Cumulative days
Benefit Amount	$4,000 Per Month
Assisted Living Facility Benefit	60% of the Nursing Home Benefit or 100% of the Home Care Benefit whichever is greater.
Maximum Benefit Amount	$288,000

Form # PHC97Q	Professional Home and Community Care Benefit
Home Care Effective Date	12/01/2001
Annual Premium	$1,176.12
Home Care Benefit	100% of Nursing Home Benefit

Riders

Benefit Increase Provision	5% Compound Unlimited
Non Forfeiture Benefit	Shortened Benefit Period 3 Years
Accelerated Payment Option	Ten Year

If the Lifetime Maximum Benefit Amount is Unlimited, the Lifetime Maximum Benefit Amount will not be limited to any dollar amount.

The Lifetime Maximum Benefit Amount for the Policy and any optional riders attached to the Policy will not exceed the Lifetime Maximum Benefit Amount shown on the Policy schedule.

The Nursing Home Benefit Amount and the Lifetime Maximum Benefit Amount will increase each policy anniversary, based on the Benefit Increase Provision purchased.

3